EXHIBIT 10.12

FORM OF
RESTRICTED STOCK UNIT AWARD AGREEMENT
pursuant to the
SOLUTIA INC. NON-EMPLOYEE DIRECTOR STOCK COMPENSATION PLAN

Participant:

Grant Date:

Number of Restricted Stock Units granted:

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Solutia Inc., a company organized in the State of Delaware (the “Company”), and the Participant specified above, pursuant to the Solutia Inc. Non-Employee Director Stock Compensation Plan as in effect and as amended from time to time (the “Plan”).

WHEREAS, it has been determined under the Plan that the Company will grant the Restricted Stock Units provided herein to the Participant;

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

1. Incorporation By Reference; Plan Document Receipt.  This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were expressly set forth herein.  Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan.  The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content.  In the event of a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

2. Grant of Restricted Stock Unit Award.  The Company hereby grants to the Participant, as of the Grant Date specified above, the number of Restricted Stock Units specified above.  Except as otherwise provided by Section 10.12 of the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s stockholder interest in the Company for any reason.  The Participant shall not have the rights of a stockholder in respect of any Share underlying this Award until such Share is delivered to the Participant in accordance with Section 4.

3. Vesting.

3.1 Except as otherwise provided in this Section 3, one-third of the Restricted Stock Units subject to this grant shall vest immediately and the remaining Restricted Stock Units shall become

3.2 unrestricted and vested pro rata on each of the first two anniversaries of the Grant Date specified above (one-third of the total grant on the first anniversary and one-third on the second anniversary of the Grant Date).

3.3  Except as otherwise provided in this Section 3, if the Participant’s service on the Board terminates for any reason, including but not limited to the Participant’s Disability,  prior to the full vesting of all or any portion of the Restricted Stock Units awarded under this Agreement, such unvested portion of the Restricted Stock Units shall continue to vest according to the vesting schedule set forth in Section 3.1. For purposes of this Agreement, “Disability” shall mean any physical or mental disability which is determined to be total and permanent by a doctor selected in good faith by the Company.

3.4 If the Participant’s service on the Board terminates due to the Participant’s death, the Restricted Stock Units shall become vested as of the date of any such termination.

4.  Delivery of Shares.   Subject to the terms of the Plan, if the Restricted Stock Units awarded by this Agreement become vested, the Company shall promptly distribute to the Participant the number of Shares equal to the number of Restricted Stock Units that so vested; provided that the Company may defer distribution of Shares to a date the Participant is not subject to any Company “blackout” policy or other trading restriction imposed by the Company; provided that any distribution of Shares shall in any event be made by the date that is 2-1/2 months from the end of the calendar year in which the applicable Restricted Stock Units vested.  In connection with the delivery of the Shares pursuant to this Agreement, the Participant agrees to execute any documents reasonably requested by the Company.

5. Dividends and Other Distributions.  There is no guarantee by the Company that dividends will be paid.  All dividends and other distributions paid with respect to the Shares underlying the Restricted Stock Units, whether paid in cash, Shares, or other property (the “Distributions”), shall be held by the Company and subject to the same vesting requirements and restrictions on transferability and forfeitability as the Restricted Stock Unit with respect to which such Distributions were paid.  The Distributions shall be paid at the time the Shares underlying the Restricted Stock Units are delivered pursuant to Section 4.

6. Non-transferability.  Restricted Stock Units, and any rights and interests with respect thereto, issued under this Agreement and the Plan shall not, prior to vesting, be sold, exchanged, transferred, assigned or otherwise disposed of in any way by the Participant (or any beneficiary(ies) of the Participant), other than by testamentary disposition by the Participant or the laws of descent and distribution.  Any such Restricted Stock Unit, and any rights and interests with respect thereto, shall not, prior to delivery of Shares, be pledged or encumbered in any way by the Participant (or any beneficiary(ies) of the Participant) and shall not, prior to delivery of Shares, be subject to execution, attachment or similar legal process.  Any attempt to sell, exchange, transfer, assign, pledge, encumber or otherwise dispose of in any way any of the Restricted Stock Units, or the levy of any execution, attachment or similar legal process upon the Restricted Stock Units, contrary to the terms and provisions of this Agreement and/or the Plan shall be null and void and without legal force or effect.

7. Entire Agreement; Amendment.  This Agreement, together with the Plan contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter.  The Board Committee responsible for Director compensation shall have

8. the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan.  This Agreement may also be modified or amended by a writing signed by both the Company and the Participant.  The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.

9. Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to the principles of conflict of laws thereof.

10. Notices.  Any notice which may be required or permitted under this Agreement shall be in writing and shall be delivered in person, or via facsimile transmission, overnight courier service or certified mail, return receipt requested, postage prepaid, properly addressed as follows:

10.1 If such notice is to the Company, to the attention of the General Counsel of the Company or at such other address as the Company, by notice to the Participant, shall designate in writing from time to time.

10.2 If such notice is to the Participant, at his or her email or home address as shown on the Company’s records, or at such other address as the Participant, by notice to the Company, shall designate in writing from time to time.

11. Compliance with Laws.  The issuance of any Shares pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act of 1933, the Exchange Act and the respective rules and regulations promulgated thereunder), and any other law or regulation applicable thereto.  The Company shall not be obligated to issue any Shares pursuant to this Agreement if such issuance would violate any such requirements.

12. Binding Agreement; Assignment.  This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns.  The Participant shall not assign any part of this Agreement without the prior express written consent of the Company.

13. Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

14. Headings.  The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

15. Further Assurances.  Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

16. Severability.  The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any

17. other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant has hereunto set his hand, all as of the Grant Date specified above.

Participant Name

Participant Signature

Date